UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Election of Directors.

On December 12, 2006, John C. Bolger was elected as a member of our Board of Directors. Mr. Bolger is an independent director, and will serve as the chairman of the Audit Committee and as the audit committee financial expert. Mr. Bolger will also serve on the Nominating and Governance Committee

In accordance with Mattson's compensation policies for non-employee directors, Mr. Bolger will be paid $7,000 per Board of Directors meeting attended. Mr. Bolger will also be paid $2,000 per Audit Committee meeting attended for serving as chairman of the Audit Committee, and $1,000 per Nominating and Governance Committee meeting attended. The Company also reimburses its outside directors for travel expenses and other out-of-pocket expenses associated with attending meetings.

Upon joining the Board of Directors, Mr. Bolger was also granted an option to purchase 30,000 shares of Mattson common stock, and will qualify for future grants of Mattson common stock in accordance with Mattson's compensation policies for non-employee directors.

On December 14, 2006, the Company issued a press release regarding the election of Mr. Bolger to Mattson's Board of Directors. The full text of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	December 14, 2006 Press Release by Mattson Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2006

Mattson Technology, Inc.

By: /s/ Ludger Viefhues

Ludger Viefhues
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	December 14, 2006 Press Release by Mattson Technology, Inc. Also provided in PDF format as a courtesy.